Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

CALUMET, INC.

and

THE ORIGINAL HOLDERS PARTY HERETO

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		1
Section 1.1	Definitions	1
Section 1.2	Registrable Securities	5
ARTICLE II REGISTRATION RIGHTS		4
Section 2.1	Shelf Registration	4
Section 2.2	Piggyback Registration	4
Section 2.3	Secondary Underwritten Offering	6
Section 2.4	Sale Procedures	7
Section 2.5	Cooperation by Holders	10
Section 2.6	Expenses	10
Section 2.7	Indemnification	10
Section 2.8	Rule 144 Reporting	12
Section 2.9	Transfer or Assignment of Registration Rights	12
Section 2.10	Aggregation of Registrable Securities	12
ARTICLE III MISCELLANEOUS		12
Section 3.1	Communications	12
Section 3.2	Successors and Assigns	13
Section 3.3	Assignment of Rights	13
Section 3.4	Recapitalization (Exchanges, etc. Affecting the Registrable Securities)	13
Section 3.5	Specific Performance	13
Section 3.6	Counterparts	14
Section 3.7	Headings	14
Section 3.8	Governing Law, Submission to Jurisdiction	14
Section 3.9	Waiver of Jury Trial	14
Section 3.10	Severability	14
Section 3.11	Entire Agreement	14
Section 3.12	Term; Amendment	14
Section 3.13	No Presumption	14
Section 3.14	Obligations Limited to Parties to Agreement	14
Section 3.15	Other Registration Rights	15
Section 3.16	Interpretation	15

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 10, 2024 by and between Calumet, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto (the “Original Holders”).

RECITALS

WHEREAS, the Company entered into that certain Conversion Agreement dated as of February 9, 2024, by and among Calumet Specialty Products Partners, L.P., a Delaware limited partnership (“CLMT”), the Company, Calumet Merger Sub I LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub I”), Calumet Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), Calumet GP, LLC, a Delaware limited liability company and the general partner of CLMT (the “General Partner”), and the other parties named therein, as amended by that certain First Amendment to Conversion Agreement dated as of April 17, 2024 (the “Conversion Agreement”);

WHEREAS, pursuant to the Conversion Agreement, (i) Merger Sub II merged with and into CLMT, with CLMT continuing as the surviving entity and as a subsidiary of the General Partner and the Company (the “CLMT Merger”), and (ii) immediately after the CLMT Merger, Merger Sub I merged with and into the General Partner, with the General Partner continuing as the surviving entity and a wholly owned subsidiary of the Company (together with the CLMT Merger and the other transactions contemplated by the Conversion Agreement, the “Conversion”);

WHEREAS, in connection with the Conversion, (i) each CLMT Common Unit (as defined in the Conversion Agreement) issued and outstanding as of immediately prior to the effective time of the CLMT Merger was exchanged into the right to receive one share of Common Stock (as defined below) and (ii) the Original Holders, as applicable, exchanged their equity interests in the General Partner for an aggregate of 5,500,000 shares (shares of Common Stock referred to in clauses (i) and (ii), collectively the “Conversion Shares”) of Common Stock and 2,000,000 warrants (the “Warrants”) to purchase Common Stock; and

WHEREAS, in connection with, and effective upon, the date of completion of the Conversion, the parties hereto desire to enter into this Agreement to provide the Holders with certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Automatic Shelf Registration Statement” means a registration statement filed on Form S-3 (or successor form or other appropriate form under the Securities Act) by a WKSI pursuant to General Instruction I.C. or I.D. (or other successor or appropriate instruction) of such forms, respectively.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or any of the States of Delaware, Texas and New York shall not be regarded as a Business Day.

“CLMT” has the meaning specified therefor in the Recitals of this Agreement.

“CLMT Merger” has the meaning specified therefor in the Recitals of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Conversion” has the meaning specified therefor in the Recitals of this Agreement.

“Conversion Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Conversion Shares” has the meaning specified therefor in the Recitals of this Agreement.

“Demand Request Cap” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” has the meaning specified therefor in the Recitals of this Agreement.

“Holder” means any Original Holder and any Person who shall acquire and hold Registrable Securities in accordance with the terms of this Agreement.

“Included Registrable Securities” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Losses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book running manager(s) of such Underwritten Offering.

“Merger Sub I” has the meaning specified therefor in the Recitals of this Agreement.

“Merger Sub II” has the meaning specified therefor in the Recitals of this Agreement.

“Minimum Commitment” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Original Holder” or “Original Holders” has the meaning set forth in the introductory paragraph of this Agreement.

“Other Holder” has the meaning specified in Section 2.2(b) of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Piggyback Opt-Out Notice” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Piggyback Registration” has the meaning specified therefor in Section 2.2(a) of this Agreement.

“Registrable Securities” means, subject to Section 1.2 of this Agreement, (i) the shares of Common Stock issued as consideration pursuant to the Conversion Agreement (including the Conversion Shares), (ii) the Warrants, (iii) the shares of Common Stock issuable upon exercise of the Warrants and (iv) any shares of Common Stock otherwise acquired or owned by a Holder or such Holder’s Affiliate following the date hereof to the extent such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an Affiliate of the Company.

“Registration” means any registration pursuant to this Agreement, including pursuant to the Shelf Registration Statement.

“Registration Expenses” has the meaning specified therefor in Section 2.6(a) of this Agreement.

“Rule 144” has the meaning specified therefor in Section 1.2 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” means all underwriting discounts and commissions and transfer taxes allocable to the sale of the Registrable Securities.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration.

“Selling Holder Election Notice” has the meaning specified therefor in Section 2.3(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Stock is sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrant” has the meaning specified therefor in the Recitals of this Agreement.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

Section 1.2 Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security is held by the Company or one of its subsidiaries; (c) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; (d) the date on which such Registrable Security has been sold pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act, “Rule 144”) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed; and (e) such Registrable Security has been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Shelf Registration. The Company shall use its reasonable best efforts to (i) prepare and file an initial Shelf Registration Statement under the Securities Act covering all Registrable Securities as soon as practicable but in no event more than 30 days following the date of this Agreement and (ii) cause such initial Shelf Registration Statement to become effective no later than 60 days after the filing thereof. The Company will use its reasonable best efforts to cause such initial Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earliest of (1) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement and (2) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by the Company; provided, however, that, if the Company is then eligible, it shall file any Shelf Registration Statement on Form S-3 and, if the Company is a WKSI, such Shelf Registration Statement shall be an Automatic Shelf Registration Statement. A Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that a Shelf Registration Statement becomes effective, but in any event within one Business Day of such date, the Company shall provide the Holders with written notice of the effectiveness of a Shelf Registration Statement.

(b) Notwithstanding the Company’s registration obligations set forth in Section 2.1(a), if the Commission does not permit, as a result of the application of Rule 415, all of the Registrable Securities to be registered for resale as a secondary offering on a single registration statement, the Company shall use its reasonable best efforts to file amendments to the initial Shelf Registration Statement as required by the Commission, covering the maximum number of Registrable Securities, applied on a pro rata basis among the Holders, permitted by the Commission to be registered on such Shelf Registration Statement. In the event the Company amends the initial Shelf Registration Statement in accordance with the foregoing, the Company shall use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission, one or more Shelf Registration Statements covering those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended.

(c) Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially and adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period of 45 consecutive days or an aggregate of 90 days in any 360-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice (which notice shall not contain any material, non-public information regarding the Company), to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.2 Piggyback Registration

(a) Participation. If, at any time or from time to time after the date hereof, the Company shall determine to register the sale of any of its securities or conduct an offering of registered securities in connection with an Underwritten Offering of its securities to the general public for cash on a form which would permit the registration or offering of Registrable Securities in secondary sales (including, for the avoidance of doubt, pursuant to a Shelf Registration Statement), in each case, for its own account and/or another Person, then the Company shall give not less than three Business Days advance notice (including, but not limited to, notification by e-mail; such notice, a “Piggyback Notice”) of such proposed registration or Underwritten Offering to each Holder, and such notice shall offer such Holder the opportunity to participate in any such registration or Underwritten Offering and to include therein such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Registration”); provided, however, that if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have material and adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.2(b). If the Company is not required to offer the opportunity for a Piggyback Registration in respect of a proposed Underwritten Offering as a result of the circumstance described in the immediately preceding sentence, then the Company shall nevertheless be required to furnish to such Holders the Piggyback Notice in respect of such proposed Underwritten Offering, which notice shall describe the Company’s intention to conduct an Underwritten Offering and, if the determination described in the immediately preceding sentence has been made at the time that the Piggyback Notice is required to be given by the Company, shall include notification that the Holders do not have the opportunity to include Registrable Securities in such Underwritten Offering because the Company has been advised by the Managing Underwriter in writing that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material and adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock in the Underwritten Offering. If the Company is so advised by the Managing Underwriter after the Piggyback Notice has been given, then the Company shall notify the Holders who were provided such Piggyback Notice (or if the five Business Day period referred to in the next sentence has lapsed, the Holders who have timely elected to include Registrable Securities in such offering) in writing of such circumstance and the aggregate number of Registrable Securities, if any, that can be included in such offering. Each Piggyback Notice shall be provided to Holders on a Business Day pursuant to Section 3.1 hereof and confirmation of receipt of such notice shall be requested in the notice, and each Holder will have five Business Days (or, in the case of an “overnight” offering or a “bought deal,” one Business Day) after a Piggyback Notice has been delivered to request in writing the inclusion of Registrable Securities in the Piggyback Registration referenced therein. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Piggyback Registration. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder, the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.2(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.2(a), unless such Piggyback Opt-Out Notice is revoked by such Holder.

(b) Priority of Piggyback Registration. If the Managing Underwriter of any proposed Underwritten Offering of shares of Common Stock included in a Piggyback Registration advises the Company that the total shares of Common Stock which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a material and adverse effect on the offering price, timing or probability of success of the distribution of the Common Stock offered or the market for the Common Stock, then the Piggyback Notice provided by the Company pursuant to Section 2.2(a) shall include notification of such determination or, if such determination is made after the Piggyback Notice has been given, then the Company shall furnish notice in writing (including by e-mail) to the Holders (or to those who have timely elected to participate in such Underwritten Offering), and the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter advises the Company can be sold without having such material and adverse effect, with such number to be allocated (i) if such Piggyback

Registration was initiated by the Company, (A) first, to the Company, (B) second, pro rata among the Selling Holders and any other Persons who have been or after the date hereof are granted registration rights on parity with the registration rights granted under this Agreement (the “Other Holders”) who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration), and (C) third, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder; and (ii) if such Piggyback Registration was not initiated by the Company, (A) first, to the Persons initiating such Piggyback Registration, (B) second, pro rata among the Selling Holders and any Other Holders who have requested participation in the Piggyback Registration (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (1) the number of shares of Common Stock proposed to be sold by such Selling Holder or such Other Holder in such offering; by (2) the aggregate number of shares of Common Stock proposed to be sold by all Selling Holders and all Other Holders in the Piggyback Registration other than the Persons initiating such Registration), and (C) third, to any other holder of shares of Common Stock with registration rights that are subordinate to the rights of the Holders hereunder.

Section 2.3 Secondary Underwritten Offering.

(a) Demand Request. In the event that one or more Selling Holders elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering reasonably expected to result in gross proceeds in an aggregate amount of at least $25.0 million (such amount, the “Minimum Commitment”), such Selling Holder or Selling Holders shall give notice of such election in writing (including, but not limited to, notification by e-mail; such notice, the “Selling Holder Election Notice”) to the Company not less than 10 Business Days before the date such Selling Holders intend for such Underwritten Offering to commence marketing (whether on a confidential basis or on a public basis); provided that the Company shall not be required to conduct more than two Underwritten Offerings pursuant to this Section 2.3 in any twelve-month period pursuant to Selling Holder Election Notices (the “Demand Request Cap”); provided, further, that if, prior to filing of the applicable “red herring prospectus” or prospectus supplement used for marketing such Underwritten Offering, the majority-in-interest of such initiating Selling Holders withdraws from such Underwritten Offering, then such Underwritten Offering shall not count towards the Demand Request Cap. The Selling Holder Election Notice shall specify the number of Registrable Securities that the Selling Holder intends to offer in such Underwritten Offering and the expected commencement date thereof. The Company shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.7, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities.

(b) Notice to Holders. Not later than two Business Days after receipt by the Company of the Selling Holder Election Notice, unless the Company determines in accordance with Section 2.1(c) to delay such Underwritten Offering (in which event the Company shall promptly notify the initiating Selling Holder(s) in writing of such determination), then the Company shall provide written notice (including, but not limited to, notification by e-mail) to the other Holders of Registrable Securities of the Selling Holder’s intention to conduct an Underwritten Offering and such notice shall offer such other Holders the opportunity to participate in such Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such other Holder will have five Business Days after notice has been delivered to request in writing submitted to the Company the inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received by the Company within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, a Selling Holder giving the notice shall determine for any reason not to undertake or to delay such Underwritten Offering, such Selling Holder may, at its election, give written notice of such determination to the Company and, if the failure of such Selling Holder to participate would cause the aggregate amount of Registrable Securities participating in the Underwritten Offering to fall below the Minimum Commitment, the Company shall notify the other Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to include Registrable Securities of any other Holder, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Registrable Securities of any other Holder for the same period as the delay in the

Underwritten Offering. Any other Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities under a Shelf Registration Statement advises the Company that the total amount of Registrable Securities which the Selling Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a material and adverse effect on the offering price, timing or probability of success of the distribution of the Registrable Securities offered or the market for the Registrable Securities, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such material and adverse effect, with such number to be allocated (A) first, pro rata among the Selling Holders (based, for each such Selling Holder, on the percentage derived by dividing (i) the number of Registrable Securities proposed to be sold by such Selling Holder in such offering; by (ii) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering) and (B) second, pro rata among any Other Holders who have requested participation in the Underwritten Offering (based, for each such Other Holder, on the percentage derived by dividing (i) the number of Registrable Securities proposed to be sold by such Other Holder in such offering; by (ii) the aggregate number of Registrable Securities proposed to be sold by all Other Holders in such Underwritten Offering).

Section 2.4 Sale Procedures.

(a) General Procedures. In connection with any Underwritten Offering (i) under Section 2.2 of this Agreement, the Company shall be entitled to select the Managing Underwriter, and (ii) under Section 2.3 of this Agreement, the Selling Holders shall be entitled to select the Managing Underwriter. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement with the Managing Underwriter which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided that neither the Company nor any Selling Holder shall be obligated to enter into a lock-up agreement for a period longer than 60 days from the date of such Underwritten Offering. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law or by the Managing Underwriter. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses. The Company and the Company’s management shall use reasonable best efforts to participate in a customary roadshow or similar marketing effort in connection with any Underwritten Offering.

(b) In connection with its obligations under this Article II, the Company will, as expeditiously as possible:

(i) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep a Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Shelf Registration Statement;

(ii) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Shelf Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, the inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in the prospectus supplement;

(iii) furnish to each Selling Holder (A) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (B) such number of copies of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(iv) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(v) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus included therein or any amendment or supplement thereto (other than any amendment or supplement resulting from the filing of a document incorporated by reference therein), and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (B) the receipt of any written comments from the Commission with respect to any filing referred to in clause (A) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(vi) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (A) the happening of any event as a result of which the prospectus contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplemental amendment thereto, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (B) the issuance or threat of issuance (of which the Company has notice) by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(vii) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(viii) in the case of an Underwritten Offering, use reasonable best efforts to furnish upon request a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in accountants’ letters delivered to the underwriters in underwritten offerings of securities;

(ix) in the case of an Underwritten Offering, use reasonable best efforts to furnish upon request an opinion of counsel to the Company, dated the date of the closing under the underwriting agreement, in form and substance satisfactory to the underwriters of such Underwritten Offering;

(x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xi) make available to the appropriate representatives of the underwriters access to such information and the Company personnel as is reasonable and customary to enable such parties and their representatives to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any non-public information to any such representatives unless and until such representatives have entered into a confidentiality agreement with the Company;

(xii) cause all such Registrable Securities registered pursuant to this Agreement to be listed or quoted on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted, and cause to be satisfied all requirements and conditions of such securities exchange or nationally recognized quotation system to the listing or quoting of such Registrable Securities that are reasonably within the control of the Company, including, without limitation, registering the Registrable Securities under the Exchange Act, if appropriate, and using reasonable best efforts to cause such registration to become effective pursuant to the rule of the Commission;

(xiii) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(xiv) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement; and

(xv) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders in order to expedite or facilitate the disposition of such Registrable Securities.

(c) Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.4(b)(vi), shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(b)(vi) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 2.5 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Selling Holder has failed to timely furnish such information which, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.6 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1, a Piggyback Registration pursuant to Section 2.2, or an Underwritten Offering pursuant to Section 2.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, all roadshow expenses borne by it and the fees and disbursements of independent public accountants and counsel for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and, with respect to any Underwritten Offering, such reasonable fees and expenses of only one counsel to the Holders (which shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering). Except as otherwise provided in Section 2.6 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, the Company shall not be responsible for any Selling Expenses allocable to the sale of the Registrable Securities.

(b) Expenses. The Company will pay all reasonable Registration Expenses in connection with a Shelf Registration Statement, Piggyback Registration or Underwritten Offering, whether or not any sale is made pursuant to such Shelf Registration Statement, Piggyback Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.7 Indemnification.

(a) By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, the Company will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, partners, members, employees, investment advisers, agents, representatives and managers, and each other Person, if any, who controls such Selling Holder, within the meaning of the Securities Act and the Exchange Act, and the directors, officers, partners, members, employees, investment advisers, agents, representatives and managers of such controlling Person, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses), including any of the foregoing incurred in settlement of any litigation commenced or threatened by any party other than a Selling Holder (collectively, “Losses”), joint or several, to which such Selling Holder or controlling Person or directors, officers, employees, agents, representatives or managers may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, managers, partners, and officers, and each such controlling Person and each such director, officer, partner, employee, agent, representatives or manager for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, partner, member, employee, investment adviser, agent, representatives, manager or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees, representatives and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto. The maximum liability of each Selling Holder for any such indemnification shall not exceed the amount of net proceeds received by such seller from the sale of such Selling Holder’s Registrable Securities.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.7(c) except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or representation by both parties by the same counsel is otherwise inappropriate under the applicable standards of professional conduct, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification less the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder, together with its Affiliates, owns any Registrable Securities, (i) unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system (or any successor system), furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration and (ii) to the extent accurate, furnish to such Holder upon reasonable request a written statement of the Company that it has complied with the reporting requirements of Rule 144.

Section 2.9 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by any Holder to one or more transferees or assignees of Registrable Securities; provided, however, that the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.

Section 2.10 Aggregation of Registrable Securities.

(a) All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(b) All other shares of Common Stock held by a Person and for which such Person has similar registration rights pursuant to an agreement between such Person and the Company shall be aggregated together for the purpose of determining such Person’s rights under this Agreement solely as such shares relate to minimum quantity requirements contemplated herein; provided that, for the avoidance of doubt, such Common Stock shall not otherwise be deemed Registrable Securities for any other purpose under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by overnight delivery to the following addresses (with a copy sent via electronic mail, which shall not constitute notice) or by electronic mail, if this Agreement expressly provides for such means of delivery of any such notice or demand:

(a) if to any Holder other than the Original Holders, to the address provided pursuant to Section 2.9, and if to the Original Holders, to:

The Heritage Group

5400 W. 86th Street

Indianapolis, Indiana 46268

Attention: Amy Schumacher; David Rosen

Email: ams@thgrp.com; drosen@thgrp.com

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Sean T. Wheeler

Email: Sean.Wheeler@kirkland.com

(b) If to the Company:

Calumet, Inc.

2780 Waterfront Parkway East Drive, Suite 200

Indianapolis, Indiana 46214

Attention: Greg Morical

Email: greg.morical@calumetspecialty.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

Email: HHolmes@gibsondunn.com

Section 3.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties of this Agreement and their respective successors and assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties except as provided for in accordance with Sections 2.9 and 3.3.

Section 3.3 Assignment of Rights. All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder in accordance with Section 2.9 hereof.

Section 3.4 Recapitalization (Exchanges, etc. Affecting the Registrable Securities). The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.5 Specific Performance. Damages in the event of breach of this Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives (a) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief or that a remedy at law would be adequate and (b) any requirement under any law to post securities as a prerequisite to obtaining equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan or transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.8 Governing Law, Submission to Jurisdiction. This Agreement and any dispute, controversy of claim arising out of or relating to this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to principles or rules of conflict of laws. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by applicable law, service of process may be made by delivery provided pursuant to the directions in Section 3.1.

Section 3.9 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 3.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 3.11 Entire Agreement. This Agreement and the Conversion Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company set forth herein or therein. This Agreement and the Conversion Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Term; Amendment. This Agreement shall automatically terminate and be of no further force and effect on the date on which there are no Registrable Securities. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders, Selling Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Company and the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, equityholder or Affiliate of any of the Company, the Holders, Selling Holders or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, equityholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, equityholder or Affiliate of any of the Company, the Holders, Selling Holders or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, equityholder or Affiliate of any of the foregoing, as such, for any obligations of the Company, the Holders, Selling Holders or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders or a Selling Holder hereunder.

Section 3.15 Other Registration Rights. The Company shall not, without the prior written consent of Holders of a majority of the Registrable Securities under this Agreement, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for other Holders on a basis other than expressly subordinate to the rights of the Holders of Registrable Securities hereunder. This Section 3.15 shall terminate and be of no further force and effect at such time as the Original Holders collectively beneficially own an aggregate number of shares of Common Stock representing less than 5% of the outstanding shares of Common Stock.

Section 3.16 Interpretation. Article and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CALUMET, INC.

By:	/s/ Todd Borgmann
Name: Todd Borgmann
Title: President & Chief Executive Officer

[Signatures continue on following page.]

Signature Page to Registration Rights Agreement

ORIGINAL HOLDERS:

THE HERITAGE GROUP

By:	/s/ Amy Schumacher
Name: Amy Schumacher
Title: Chief Executive Officer

IRREVOCABLE INTERVIVOS TRUST NUMBER 12.27.73 FOR THE BENEFIT OF FRED MEHLERT FEHSENFELD, JR. AND HIS ISSUE U/A DATED DECEMBER 18, 2012

By:	/s/ Amy Schumacher
Name: Amy Schumacher
Title: Trustee

MAGGIE FEHSENFELD TRUST NUMBER 106 12.30.74 FOR THE BENEFIT OF FRED MEHLERT FEHSENFELD, JR. AND HIS ISSUE U/A DATED DECEMBER 18, 2012

By:	/s/ Amy Schumacher
Name: Amy Schumacher
Title: Trustee

THE HERITAGE GROUP INVESTMENT COMPANY, LLC

By:	/s/ Dave Franz
Name: Dave Franz
Title: President

CALUMET, INCORPORATED

By:	/s/ Dave Franz
Name: Dave Franz
Title: President

Signature Page to Registration Rights Agreement

JAMES C FEHSENSELD REVOCABLE TRUST

By:	/s/ James C. Fehsenfeld
Name: James C. Fehsenfeld
Title: Authorized Person

FRED M FEHSENSELD, JR. REVOCABLE TRUST U/A 01/28/20

By:	/s/ Fred M. Fehsenfeld
Name: Fred M. Fehsenfeld
Title: Trustee

SUZANNE M FEHSENSELD REVOCABLE TRUST U/A 01/28/20

By:	/s/ Suzanne M. Fehsenfeld
Name: Suzanne M. Fehsenfeld
Title: Trustee

PAUL JAMES SCHUMACHER & AMY MAE SCHUMACHER JOINT ACCOUNT

By:	/s/ Amy Schumacher
Name: Amy Schumacher
Title: Authorized Person

/s/ Jennifer Straumins
JENNIFER STRAUMINS

/s/ William Grube Jr.
WILLIAM GRUBE JR.

Signature Page to Registration Rights Agreement